EXHIBIT 21.1

Carabunga.com. Inc.
Global One Captive Insurance Company
Global One Colorado, Inc.
Newgen Results Corporation
Percepta Holdings, Inc.
Percepta, LLC
TeleTech Customer Care Management (CA), LLC
TeleTech Customer Care Management (CO), LLC
TeleTeCh OnDemand, LLC
TeleTech Customer Care Management (TX), Inc.
TeleTech Customer Care Management (WV), Inc.
TeleTech Customer Services, Inc.
TeleTech Facilities Management (Postal Customer Support), Inc.
TeleTech Financial Services Management, LLC
TeleTech Government Solutions, LLC
TeleTech International Holdings, Inc.
TeleTech Services Corporation
TeleTech South America Holdings, Inc.
TeleTech Stockton, LLC
T-TEC LABS, INC.
TTEC Nevada, Inc.
Customer Solutions Maritius
High Performance Healthcare, Ltd.
Sevtoy PTY Limited
TeleTech Asia Limited
TeleTech (Hong Kong) Limited
TeleTech Customer Care Management Philippines, Inc.
TeleTech Customer Management Pte. Ltd.
TeleTech Korea, Ltd.
TeleTech New Zealand
TT Interaction Management SDN. BHD
Newgen Results Canada, Ltd.
Percepta, ULC
TeleTech Canada, Inc.
Contact Center Holdings, S.L.
TeleTech Offshore Investments, BV
Inversiones Caspio, S.L.
Percepta Germany GmbH
Percepta UK Limited
TeleTech (UK) lTD.
TeleTech Customer Care Management (Ireland) Limited
TeleTech Customer Services Spain S.A.
TeleTech Europe BV
TeleTech Germany GmbH
TeleTech International Pty Ltd.

TeleTech Spain Holdings, Sociedad Limitada
TT International C.V.
ZigZag 2000, S.L.
Apoyo Empresarial de Servicios, S. de R.L. de C.V.
Comlink, S.A.

Proyectar-Connect S.A.
Servicios y Administraciones de Bajio S. de R.L. de C.V.
TeleTech Argentina S.A.
Teletech Brasil Servicios De Informatica Ltda
TeleTech Brasil, Ltda
TeleTech Mexico, S.A. de C.V.
TeleTech Venezuela, C.A.